UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 14, 2011 (April 10, 2011)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA		19317
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On April 10, 2011, Endo Pharmaceuticals Holdings Inc., a Delaware corporation (“Endo”), NIKA Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Endo (“Merger Sub”) and American Medical Systems Holdings, Inc., a Delaware corporation (“AMS”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Endo will acquire all of the outstanding stock of AMS for a purchase price of $30.00 per share in cash, without interest (the “Merger Consideration”), and Merger Sub will merge with and into AMS (the “Merger”) with AMS continuing as the surviving corporation and an indirect wholly owned subsidiary of Endo. The completion of the Merger is subject to customary conditions, including the approval of AMS’ stockholders, the absence of any material adverse effect on AMS’ business and receiving certain antitrust approvals (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended).

Pursuant to the Merger Agreement, each issued and outstanding share of AMS common stock will be converted into the right to receive the Merger Consideration. Each option to acquire AMS common stock which is vested and exercisable immediately prior to the Merger will be canceled and terminated in exchange for the right to receive the Merger Consideration minus the exercise price per share of the option. All other options will be converted into options to acquire Endo common stock on the same economic terms and conditions as were applicable to such options immediately prior to the Merger. Each issued and outstanding share of restricted AMS common stock that is subject to vesting restrictions that would vest within one year of the closing of the Merger will be converted into the right to receive the Merger Consideration. All other restricted AMS common stock subject to vesting restrictions will be converted into restricted shares of Endo common stock with the same economic terms and conditions as were applicable to such restricted AMS shares immediately prior to the Merger.

The Merger Agreement contains customary representations, warranties and covenants by AMS and Endo. AMS has agreed, among other things, not to solicit alternative transactions. AMS has also agreed, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, any alternative transaction. In addition, each of the parties have agreed to use their reasonable best efforts to cause the Merger to be consummated. Subject to certain exceptions, the Merger Agreement also requires AMS to call and hold a stockholders’ meeting and for AMS’ board of directors (the “AMS Board”) to recommend that AMS stockholders adopt the Merger Agreement.

The Merger Agreement may be terminated under certain circumstances, including by Endo (i) if the AMS Board withdraws, fails to reaffirm, or changes its recommendation in support of the Merger or fails to reject certain alternative transaction proposals within specified periods of time, or (ii) if AMS fails to hold a stockholders’ meeting to vote on the Merger or fails to include the AMS Board’s recommendation in support of the Merger in the proxy statement. AMS may terminate the Merger Agreement prior to its adoption by AMS stockholders in the event that AMS receives an unsolicited proposal that AMS concludes, after following certain procedures, is a Superior Proposal (as defined in the Merger Agreement). In each of these cases, AMS may be required to pay Endo a termination fee of $90 million (the “Termination Fee”). In addition, if either party terminates the Merger Agreement (i) under certain circumstances described in the

Merger Agreement and an Acquisition Proposal (as defined in the Merger Agreement) is public at or prior to the time of such termination and (ii) AMS enters into an agreement to consummate, or actually consummates, certain alternative transactions within twelve (12) months after such termination, then AMS may be required to pay Endo up to $45 million of its transaction costs (“Endo Transaction Costs”) at the time of the termination, and the Termination Fee less the Endo Transaction Costs at the time such agreement is entered into or consummated.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference. The representations and warranties in the Merger Agreement were made solely for the benefit of the other parties to the Merger Agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement; (iii) may apply contractual standards of “materiality” or “material adverse effect” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Endo or AMS.

Concurrently with the execution and delivery of the Merger Agreement, Endo entered into an Executive Employment Agreement with Anthony P. Bihl, III, President and Chief Executive Officer of AMS, which agreement will not become effective until the closing of the Merger.

Also concurrently with the execution and delivery of the Merger Agreement, AMS adopted the American Medical Systems Holdings, Inc. Retention Bonus Plan (the “Retention Bonus Plan”) to provide certain key AMS employees with cash bonuses in connection with continued employment with AMS following the Merger. The Retention Bonus Plan will be administered by the Compensation Committee of the AMS Board (the “Committee”) until the consummation of the Merger, and thereafter by a committee consisting of Mr. Bihl and certain other AMS officers. The total amount that may be payable under the Retention Bonus Plan to all eligible participants is $11.5 million

Debt Commitment Letter

In connection with the Merger, Endo has entered into a debt commitment letter (the “Debt Commitment Letter”) pursuant to which Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A. have, among other things, agreed to (i) structure, arrange and syndicate a bridge loan facility to Endo in an aggregate principal amount of $700 million, (ii) arrange a senior secured term loan “A” facility in an aggregate principal amount of $1.5 billion, (iii) arrange a senior secured term loan “B” facility in an aggregate principal amount of $900 million and (iv) arrange a multicurrency revolving credit facility in an initial aggregate principal amount of $500 million (collectively, the “Debt Financing”). The funding of the Debt Financing is contingent on the closing of the Merger and certain other conditions set forth in the Debt Commitment Letter. The funding of the Debt Financing is not a condition to the obligations of Endo or Merger Sub under the terms of the Merger Agreement.

The foregoing description of the Debt Commitment Letter is qualified in its entirety by reference to the full text of the Debt Commitment Letter, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, among Endo Pharmaceuticals Holdings Inc., NIKA Merger Sub, Inc. and American Medical Systems Holdings, Inc., dated as of April 10, 2011.

10.1	Commitment Letter to Endo Pharmaceutical Holdings, Inc., from Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A., dated April 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/s/ Caroline B. Manogue
	Name:	Caroline B. Manogue
	Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: April 14, 2011

EXHIBIT LIST

Exhibit No.	Description

2.1	Agreement and Plan of Merger, among Endo Pharmaceuticals Holdings Inc., NIKA Merger Sub, Inc. and American Medical Systems Holdings, Inc., dated as of April 10, 2011.

10.1	Commitment Letter to Endo Pharmaceutical Holdings, Inc., from Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A., dated April 10, 2011